Exhibit 99.1

Nutrastar International Inc. Announces First Quarter 2014 Results

Revenue of $6.87 Million; Gross Margin at 76.3%; Company Maintains Forecasts for 2014 Revenue of Between $47 Million and $50 Million

Harbin, China, May 13, 2014-- Nutrastar International Inc. (OTCQB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its results for the three months ended March 31, 2014.

Financial Highlights

  Net revenue was $6.87 million, a decrease of 0.54 million from $7.41 million from comparable 2013 period.
  Gross profit was $5.24 million, representing a gross margin of 76.3%.
  Net income was $3.23 million, representing a net margin of 47.1%.
  Basic and diluted EPS were $0.19 and $0.18, respectively, with 16.66 million basic shares and 17.65 million diluted shares outstanding.

Management Commentary

Ms. Lianyun Han, CEO of Nutrastar, commented, “Increased demand for our 210ml and 310ml beverage offerings coupled with a decline in demand for 160ml beverage product forced us to realign the beverage product lines. This led to a temporary delay in finished goods deliveries to our beverage customers in Q1 2014 and a slightly higher inventory balance at March 31, 2014. In addition, it required us to reallocate a portion of finished Cordyceps goods towards production of beverages for the 210ml and the 310ml product lines. This resulted in a decrease in total sales of approximately $0.54 million or 7.3% in the first quarter of 2014. Consequently, and despite strong demand, our core product Cordyceps saw flat year-over-year sales of $6.06 million. Organic specialty foods, our third consumer product category, was unaffected by the product realignment and experienced sales growth of 5.3% . We do not expect further delays in the current and forthcoming quarters, assuming unforeseeable events do not adversely affect future production and delivery schedule. Going forward, we expect that demand increases for the 210ml and 310ml beverage product lines will outpace any demand shortfall from 160ml beverages.”

Ms. Han continued, “In the three months ended March 31, 2014, gross profit and net income, as a percentage of revenue, improved to 76.3% and 47.1%, respectively, from 76.1% and 46.0% in the same quarter of 2013. These improvements were mainly attributable to lower sales volume of our beverages, which have a relatively higher production cost than our other products.”

“We are the single largest provider of commercially cultivated Cordyceps Militaris and over the past few years, we have used that as leverage to expand into other synergistic premium consumer product categories. This strategy has resulted in the successful diversification of Nutrastar – both by product and revenue. We continue to capitalize on rising demand stemming from China’s young, increasing affluent, and aging populations, and are now working on expanding our reach – both domestically in China and internationally via new products such as our in-development Cordyceps capsules and tablets which will cater to health conscious, on-the-go customers. These new products, a continuation in our marketing measures, and an expansion in our geographical reach will allow us to grow and achieve key milestones set forth in our long-term growth plan. Working with members of our board of directors, we are beginning to identify strong and seasoned talent with international nutraceutical experience to supplement the Nutrastar team, particularly as we prepare for international expansion. We will keep the public and shareholders apprised of our development progress with these initiatives and in all other areas of our business,” added Ms. Han.

Nutrastar encourages any interested party to reach out directly for more information on the Company and its innovative, premium consumer product portfolio.

Outlook for the Year Ending December 31, 2014

Based on management’s current expectations, full year 2014 revenue should fall in the range of $47 million to $50 million, representing an approximate 8% to 15% year-over-year top line growth.

Request for Call with Management

Investors are invited to request a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the three months ended March 31, 2014, please refer to the Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about May 13, 2014.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 330 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

Make sure you are first to receive timely up-to-date information on Nutrastar. Sign up for Nutrastar's email news alert system today at: http://www.nutrastarintl.com/alerts

Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Howard Gostfrand
American Capital Ventures
Tel: +1-305-918-7000
Email: info@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months Ended
	March 31,
	2014	2013

REVENUE	$6,866,681	$7,411,136

Cost of goods sold	(1,628,254)	(1,772,288)

GROSS PROFIT	5,238,427	5,638,848

Selling expenses	(247,063)	(430,463)
General and administrative expenses	(673,015)	(592,515)

Income from operations	4,318,349	4,615,870

Other income (expenses):

Interest income	91,858	83,741
Foreign exchange differences	(18,089)	(5,187)
Total other income	73,769	78,554

Income before income taxes	4,392,118	4,694,424

Provision for income taxes	(1,158,544)	(1,279,740)

NET INCOME	3,233,574	3,414,684

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	(1,052,829)	239,747

COMPREHENSIVE INCOME	$2,180,745	$3,654,431

Earnings per share
Basic	$0.19	$0.21
Diluted	$0.18	$0.20

Weighted average number of shares outstanding
Basic	16,657,418	15,863,826
Diluted	17,645,322	16,995,928

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	March 31,	December
	2014	31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$103,134,535	$102,599,186
Accounts receivable	96,526	56,922
Inventories	1,726,646	691,847
Prepayments and other receivables	764,451	1,300,012
Total current assets	105,722,158	104,647,967
OTHER ASSETS
Intangible assets, net	975,852	1,107,737
Property, plant and equipment, net	15,093,577	15,481,249
Total assets	$121,791,587	$121,236,953

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accruals	$1,055,400	$1,167,957
Taxes payable	1,158,360	2,879,172
Due to a related party	412,689	265,223
Preferred stock dividend payable	563,093	738,903
Total current liabilities	3,189,542	5,051,255
Total liabilities	3,189,542	5,051,255
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 77,776 shares and 110,066 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively; aggregate liquidation preference amount: $2,177,728 and $ 3,081,848, plus accrued but unpaid dividend of $563,093 and $738,903, at March 31, 2014 and December 31, 2013, respectively	1,773,772	2,510,183

Common stock, $0.001 par value, 190,000,000 shares authorized, 16,858,541 shares issued and 16,814,986 shares outstanding at March 31, 2014; 16,421,161 shares issued and 16,377,606 shares outstanding at December 31, 2013	16,859	16,422

Additional paid-in capital	20,952,803	19,934,551
Statutory reserves	4,989,054	4,983,935
Treasury stock, at cost, 43,555 shares as of March 31, 2014 and December 31,2013	(78,767)	(78,767)
Retained earnings	83,424,656	80,242,877
Accumulated other comprehensive income	7,523,668	8,576,497
Total stockholders' equity	118,602,045	116,185,698

Total liabilities and stockholders' equity	$121,791,587	$121,236,953

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months Ended
	March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,233,574	$3,414,684
Adjustments to reconcile net income to cash provided by operating activities:
Consultant restricted stock expense	14,558	-
Depreciation and amortization	372,777	362,996
Share-based compensation expense	45,234	54,006
(Increase) decrease in assets:
Accounts receivable	(40,338)	(584)
Inventories	(1,046,809)	(754,380)
Prepayments and other receivables	526,815	445,232
Increase (decrease) in liabilities:
Other payables and accruals	(75,594)	83,749
Advance from related party	139,989	-
Taxes payable	(1,704,426)	(1,452,440)
Net cash provided by operating activities	1,465,780	2,153,263

Foreign currency translation adjustment	(930,431)	262,317

INCREASE IN CASH AND CASH EQUIVALENTS	535,349	2,415,580
CASH AND CASH EQUIVALENTS, at the beginning of the period	102,599,186	75,526,533

CASH AND CASH EQUIVALENTS, at the end of the period	$103,134,535	$77,942,113
NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$958,897	$-
Preferred stock dividend payable	46,676	55,392
Share-based payment to officers and directors under equity incentive plan	45,234	54,006
Share-based payment – IR warrants	14,558	-
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$2, 355,699	$2,168,693